Exhibit 99.1

Exa Reports First Quarter Fiscal 2014 Financial Results

Revenue at high end of guidance range increased 11%, or 14% on a constant currency basis, from a year ago

Profitability metrics above guidance

Burlington, Mass., June 4, 2013 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the first quarter of fiscal 2014, which ended April 30, 2013.

“Revenue in the first quarter was at the high end of our guidance, increasing 11%, or 14% on a constant currency basis, from a year ago,” said Stephen Remondi, President and Chief Executive Officer of Exa. “With the return of customer spending materializing, we are beginning to see the results of investments that we made over the last several quarters in our field organization. We are particularly encouraged by the strong growth of 40% we saw in project revenue, which we regard as a leading indicator to future licensing activity.”

“While certain vertical markets and geographies continue to face economic challenges, overall we have seen an improvement in product development activity among our customer base. With simulation solutions that can replace the need for costly prototypes, we remain confident in our ability to see sequential improvements in year-over-year top line growth as we progress through the remainder of fiscal 2014.”

First Quarter Fiscal 2014 Financial Highlights

Revenue

•

Total revenue for the first quarter of fiscal 2014, which ended April 30, 2013, was $12.5 million, compared to $11.3 million in the comparable period in fiscal 2013. Revenue in the first quarter grew by 11%, or 14% on a constant currency basis, compared with the corresponding period in fiscal 2013.

•	License revenue was $10.7 million for the first quarter of fiscal 2014, compared to $10.0 million in the comparable period in fiscal 2013.

•	Project revenue was $1.8 million for the first quarter of fiscal 2014, compared to $1.3 million in the comparable period in fiscal 2013.

Profitability

•

Each profitability metric for which the company provides guidance was better than expectations. Decreases in year-over-year profitability comparisons were as expected, and primarily due to anticipated investments in long-term growth and public company costs.

•	GAAP loss from operations was ($0.5) million in the first quarter of fiscal 2014, compared to GAAP income from operations of $0.4 million in the comparable period in fiscal 2013.

•	Non-GAAP loss from operations was ($0.1) million in the first quarter of fiscal 2014, compared to non-GAAP income from operations of $0.7 million in the comparable period in fiscal 2013.

•	Adjusted EBITDA was $0.3 million in the first quarter of fiscal 2014, compared to $1.0 million in the comparable period in fiscal 2013.

•

GAAP net loss was ($0.5) million in the first quarter of fiscal 2014, compared to GAAP net income of $0.1 million for the comparable period in fiscal 2013. GAAP net loss per share was ($0.04), based on 13.3 million weighted average shares outstanding, compared to GAAP net income per share of $0.01 for the comparable period in fiscal 2013, based on 10.5 million diluted weighted average shares outstanding.

•

Non-GAAP net loss was ($0.3) million, or ($0.02) per diluted share in the first quarter of fiscal 2014, compared to net income of $0.3 million, or $0.03 per diluted share, in the first quarter of fiscal 2013.

Balance Sheet

•

The company had $47.9 million in cash and cash equivalents at April 30, 2013, compared to $30.7 million at January 31, 2013. This seasonal first quarter increase is consistent with typical patterns of strong cash collections early in the year followed by the recognition of deferred revenue through the remainder of the year.

•	Subsequent to the end of the quarter, the company repaid all outstanding obligations under its term loan facility.

Business Outlook

Based on information available as of June 4, 2013, Exa is issuing guidance for the second quarter and full year fiscal 2014 as indicated below. This guidance includes a one-time other expense charge of $0.8 million in the second quarter associated with the repayment of our term loan facility. Despite net costs associated with our term loan repayment and an adverse foreign exchange impact from fluctuations in the Japanese Yen, guidance for the full fiscal year is unchanged from previously provided expectations.

Second Quarter Fiscal 2014:

•	Total revenue is expected to be in the range of $12.5 million to $13.5 million.

•	GAAP net loss is expected to be in the range of ($0.9) million to ($0.6) million.

•	Non-GAAP net loss is expected to be in the range of ($0.7) million to ($0.4) million.

•	Adjusted EBITDA is expected to be in the range of $0.2 million to $0.9 million.

•	Basic share count for the second quarter is estimated to be 13.3 million shares.

•	Diluted share count for the second quarter is estimated to be 14.6 million shares.

Full Year Fiscal 2014:

•	Total revenue is expected to be in the range of $55.0 million to $58.0 million, consistent with prior guidance.

•	GAAP net (loss)/income is expected to be in the range of a loss of ($0.3) million to income of $0.5 million.

•	Non-GAAP net income is expected to be in the range of $0.7 million to $1.5 million.

•	Adjusted EBITDA is expected to be in the range of $5.0 million to $6.5 million.

•	Basic share count for the full year is estimated to be 13.5 million shares.

•	Diluted share count for the full year is estimated to be 14.8 million shares.

The above guidance assumes an exchange rate of 1.3 US dollars per Euro and 100.0 Japanese yen per US dollar for the balance of fiscal year 2014.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP income (loss) from operations and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s first quarter fiscal 2014 financial results conference call
When:	Tuesday, June 4, 2013
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 72306495, Domestic
(404) 537-3406, Passcode 72306495, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Exa’s simulation solutions enable their customers to gain crucial insight into design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, Exa’s customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA®, PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: AGCO, BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2013, and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	April 30, 2013	January 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$47,938	$30,716
Accounts receivable	4,310	27,840
Deferred tax assets	1,204	970
Prepaid expenses and other current assets	1,928	1,938

Total current assets	55,380	61,464
Property and equipment, net	5,900	6,176
Intangible assets, net	3,008	3,096
Deferred tax assets	12,527	12,274
Other assets	1,096	1,060

Total assets	$77,911	$84,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$762	$1,743
Accrued expenses	4,829	7,284
Current portion of long-term debt, net of discount (1)	2,039	1,747
Current portion of deferred revenue	24,499	26,013
Current maturities of capital lease obligations	2,091	2,051

Total current liabilities	34,220	38,838
Long-term debt, net of current portion and discount (1)	4,498	5,024
Deferred revenue	12	128
Capital lease obligations	2,301	2,818
Other long-term liabilities	1,042	1,009
Deferred rent	1,336	1,482

Total liabilities	43,409	49,299

Commitments and contingencies

Stockholders’ equity :
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 195,000,000 authorized; 13,345,596 and 13,319,715 shares issued, respectively; 13,313,094 and 13,287,213 shares outstanding, respectively	13	13
Additional paid-in capital	84,060	83,786
Accumulated deficit	(49,553)	(49,012)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(18)	(16)

Total stockholders’ equity	34,502	34,771

Total liabilities and stockholders’ equity	$77,911	$84,070

(1) Includes amounts due to a related party, as follows:
	April 30, 2013	January 31, 2013
Current portion of long-term debt	$282	$274
Long-term debt, net of current portion	$425	$499

EXA CORPORATION

Consolidated Statements of Operations and Statements of Comprehensive (Loss) Income

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2013	2012
Revenue:
License revenue	$10,692	$10,013
Project revenue	1,796	1,281

Total revenues	12,488	11,294

Operating expenses:
Cost of revenues	3,671	3,223
Sales and marketing	2,117	1,600
Research and development	4,386	4,140
General and administrative	2,771	1,958

Total operating expenses	12,945	10,921

(Loss) income from operations	(457)	373

Other expense, net:
Foreign exchange gain	37	—
Interest expense	(381)	(414)
Interest income	4	2
Other income, net	2	66

Total other expense, net	(338)	(346)

(Loss) income before income taxes	(795)	27
Benefit for income taxes	254	35

Net (loss) income	$(541)	$62

Net (loss) income per share:
Basic	$(0.04)	$0.12
Diluted	$(0.04)	$0.01
Weighted average shares outstanding used in computing net (loss) income per share:
Basic	13,296,098	497,124
Diluted	13,296,098	10,455,405

Comprehensive (loss) income:
Net (loss) income	$(541)	$62
Foreign currency translation adjustments	(2)	28

Comprehensive (loss) income	$(543)	$90

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended April 30,
	2013	2012
Cash flows provided by operating activities:
Net (loss) income	$(541)	$62
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	496	409
Stock-based compensation expense	245	241
Deferred rent expense	(76)	(107)
Non-cash interest	122	124
Mark-to-market adjustment of preferred stock warrant liability	—	(63)
Deferred income taxes	(487)	55
Net change in operating assets and liabilities:
Accounts receivable	23,706	14,905
Prepaid expenses and other current assets	(15)	20
Other assets	(36)	(460)
Accounts payable	(973)	(433)
Accrued expenses	(2,322)	(2,673)
Other liabilities	33	—
Deferred revenue	(1,618)	(3,665)

Net cash provided by operating activities	18,534	8,415

Cash flows used in investing activities:
Purchases of property and equipment	(336)	(39)

Net cash used in investing activities	(336)	(39)

Cash flows used in financing activities:
Net decrease in line of credit	—	(7,000)
Proceeds from borrowings under long-term debt	—	3,500
Proceeds from stock option and warrant exercises	29	7
Payments of long-term debt	(331)	(200)
Payments of capital lease obligations	(520)	(147)

Net cash used in financing activities	(822)	(3,840)

Effect of exchange rate changes on cash	(154)	(50)

Net increase in cash and cash equivalents	17,222	4,486

Cash and cash equivalents, beginning of period	30,716	11,468

Cash and cash equivalents, end of period	$47,938	$15,954

Supplemental cash flow disclosures:
Cash paid for interest	$264	$233
Cash paid for income taxes	$121	$551
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital leases	$43	$56

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended
	April 30,
	2013	2012
Net (loss) income	$(541)	$62
Add back:
Depreciation and amortization	496	409
Interest expense, net	377	412
Other income, net	(2)	(66)
Foreign exchange gain	(37)	—
Benefit for income taxes	(254)	(35)

EBITDA	39	782
Stock-based compensation expense	245	241

Adjusted EBITDA	$284	$1,023

Non-GAAP operating (loss) income:

	Three Months Ended
	April 30,
	2013	2012
Operating (loss) income	$(457)	$373
Add back:
Stock-based compensation expense	245	241
Amortization of acquired intangible assets	88	97

Non-GAAP operating (loss) income	$(124)	$711

Non-GAAP net (loss) income:

	Three Months Ended
	April 30,
	2013	2012
Net (loss) income	$(541)	$62
Add back:
Stock-based compensation expense	245	241
Amortization of acquired intangible assets	88	97
Income tax effect (1)	(116)	(117)

Non-GAAP net (loss) income	$(324)	$283

Non-GAAP net (loss) income, per diluted share:

	Three Months Ended
	April 30,
	2013	2012
Net (loss) income	$(0.04)	$0.01
Add back:
Stock-based compensation expense	0.02	0.02
Amortization of acquired intangible assets	0.01	0.01
Income tax effect (1)	(0.01)	(0.01)

Non-GAAP net (loss) income, per diluted share (2)(3):	$(0.02)	$0.03

(1)	The tax effect of non-cash stock based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 13.3 million and 10.5 million for the three months ended April 30, 2013 and 2012, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended July 31, 2013	Year Ended January 31, 2014

Net (loss) income	$(0.9) - (0.6)	$(0.3) - 0.5
Depreciation and amortization	0.5	3.0
Interest expense, net	0.2	0.7
Other expense, net	0.8	0.8
(Benefit) provision for income taxes	(0.7) - (0.3)	(0.3) - 0.4

EBITDA	(0.1) - 0.6	3.9 - 5.4
Stock-based compensation expense	0.3	1.1

Adjusted EBITDA	$0.2 - 0.9	$5.0 - 6.5

Non-GAAP net (loss) income:

(in millions)	Three Months Ended July 31, 2013	Year Ended January 31, 2014

Net (loss) income	$(0.9) - (0.6)	$(0.3) - 0.5
Add back:
Stock-based compensation expense	0.3	1.1
Non-cash amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.2)	(0.5)

Non-GAAP net (loss) income	$(0.7) - (0.4)	$0.7 - 1.5

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.